Exhibit 23.1

Crowe Taiwan (TW) CPAs | 國富浩華聯合會計師事務所

Independent Member Crowe Global

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 3 to the Registration Statement (Form S-1 Registration No.) and related Prospectus of Emaginos, Inc. dated March 8, 2019 and with respect to the consolidated financial statements and schedules of Emaginos, Inc. for the year ended December 31, 2017 and December 31, 2018, filed with the Securities and Exchange Commission.

Taichung, Taiwan

March 8, 2019